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                                 EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent (i) to the incorporation by reference of our report on the consolidated financial statements of Daisytek International Corporation dated May 4, 2000, included in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2002, (ii) to the incorporation by reference of our report on Schedule II, Valuation and Qualifying Accounts, dated May 4, 2000, included in the Company's annual report on Form 10-K for the fiscal year ended March 31, 2001, and (iii) to all references to our Firm included in this registration statement. Our report dated May 4, 2000 included in Daisytek International Corporation's Form 10-K for the year ended March 31, 2001 is no longer appropriate since restated financial statements have been presented giving effect to the discontinued operations of Business Supplies Distributor as described in Note 4 to the restated financial statements included in Exhibit 99.1, pages 4 - 24, of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2002.


                               ARTHUR ANDERSEN LLP

Dallas, Texas,
  January 4, 2002